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                                                                   EXHIBIT 10.19

                      SECOND AMENDMENT TO PROMISSORY NOTES
                     AND FIFTH AMENDMENT TO LOAN AGREEMENT

         THIS SECOND AMENDMENT TO PROMISSORY NOTES AND FIFTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of February 1, 2001, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank") and QUALMARK CORPORATION, a Colorado corporation ("Borrower").

                                   RECITALS:

         A. Bank made a revolving loan to Borrower, as evidenced by that certain Promissory Note dated December 22, 1998 made by Borrower payable to Bank in the original principal amount of $3,000,000 (the "Original Revolving Note"), as amended and supplemented by that certain Modification/Extension Agreement effective as of August 23, 1999 between Bank and Borrower (the "Amendment to Revolving Note"). Pursuant to the Amendment to Revolving Note, the principal amount of the Revolving Note was reduced to $2,000,000. The Original Revolving Note, as amended and supplemented by the Amendment to Revolving Note, is hereinafter called the "Revolving Note."

         B. Bank made a term loan to Borrower, as evidenced by that certain Promissory Note dated December 22, 1998 made by Borrower payable to Bank in the original principal amount of $2,000,000 (the "Original Term Note"), as amended and supplemented by that certain Modification/Extension Agreement effective as of August 23, 1999 between Bank and Borrower (the "Amendment to Term Note"). Pursuant to the Amendment to Term Note, the principal amount of the Term Note was reduced to $1,261,017.47. The Original Term Note, as amended and supplemented by the Amendment to Term Note, is hereinafter called the "Term Note."

         C. The Revolving Note and the Term Note (collectively, the "Notes") are subject to the provisions of that certain Revolving Credit and Term Loan Agreement dated as of December 22, 1998 between Borrower and Bank, as amended by (i) Waiver and Amendment to Loan Agreement dated as of March 15, 1999, (ii) Second Amendment to Loan Agreement dated as of August 23, 1999, (iii) Third Amendment to Loan Agreement dated as of March 31, 2000, and (iv) Fourth Amendment to Loan Agreement dated as of August 2, 2000 (as so amended, the "Loan Agreement").

         D. All obligations of the Borrower to Bank are secured by a security interest in (among other collateral) the Borrower's inventory, equipment, rights to payment and general intangibles pursuant to Borrower's Security Agreement between Borrower and Bank and the Addendum thereto, each dated
December 22, 1998 (the "Security Agreement"), and that security interest has been properly perfected. In addition, Borrower specifically assigned six (6) trademarks and ten (10) patents pursuant to an Assignment of Security Interest in United States Trademarks and Patents (the "Assignment," and collectively with the Security Agreement, the "Security Documents") dated as of December 22, 1998 between Borrower, as assignor, and Bank, as assignee. The Assignment was properly recorded with the United States Patent and Trademark Office effective on January 14, 1999.
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         E. Borrower and Bank desire to amend and supplement the Revolving Note, the Term Note and the Loan Agreement, all as specifically hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are hereby incorporated herein and made a part hereof.

         2. Confirmation of Indebtedness. The outstanding principal balance under the Revolving Note as of January 29, 2001 is $2,000,000. The outstanding principal balance under the Term Note as of January 29, 2001 is $811,107.47. Interest has and continues to accrue under the Notes in accordance with the terms thereof.

         3. Amendments to Revolving Note. The terms of the Revolving Note are changed as follows:

            A. The principal amount of the Revolving Note is hereby reduced to $1,000,000.

            B. The maturity date of the Revolving Note is extended to March 15, 2002. All principal remaining outstanding under the Revolving Note and all interest accrued thereon is payable in full on March 15, 2002.

            C. Borrower will pay all accrued interest under the Revolving Note on March 31, 2001. Commencing on April 1, 2001, Borrower will pay all accrued interest on the last day of each calendar month until maturity.

            D. The outstanding principal balance of the Revolving Note shall be reduced to an amount which results after $2,000,000 is subtracted from (x), with (x) being equal to the sum of:

                i.    $5,000 extension fee due as part of this Amendment;

                ii. $750 in attorneys' fees incurred by Bank as part of this Amendment;

                iii.  all amounts currently due under the Revolving Note; and

                iv.   all amounts currently due under the Term Note.

            E. Borrower authorizes Bank to debit its account number 103656099183 with the Bank for all sums due under the Revolving Note.



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         4. Amendments to Term Note. The terms of the Term Note are changed as follows:

                  A. The principal amount of the Term Note is hereby increased to $2,000,000.

                  B. The maturity date of the Term Note is extended to March 15, 2002. All principal remaining outstanding under the Term Note and all interest accrued thereon is payable in full on March 15, 2002.

                  C. Borrower will pay all accrued interest under the Term Note, plus $35,000 in principal, on March 31, 2001. Commencing on April 1, 2001, Borrower agrees to pay all interest accrued under the Term Note, plus $35,000.00 in principal, on the last day of each month until maturity.

                  D. Borrower authorizes Bank to debit its account number 103656099183 with the Bank for all sums due under the Term Note.

         5. Amendment to Loan Agreement. The Loan Agreement is amended as follows:

                  A. Section 1.01.1 of the Loan Agreement is amended by changing the figure "$2,000,000" to the figure "$1,000,000."

                  B. Section 1.01.4 of the Loan Agreement is amended by deleting the last sentence thereof and replacing it with the following:

                  "Borrower will pay all accrued interest on March 31, 2001. Commencing on April 1, 2001, accrued interest shall be due and payable (i) for LIBOR Rate Advances and Reference Rate Advances, on the last day of each calendar month, (ii) at final maturity of the Line Note, and (iii) on demand after such maturity."

                  C. The definition of "EBITDA" contained in section 1.01.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "EBITDA" means the amount of earnings before interest, taxes, depreciation and amortization, measured on a quarterly basis."

                  D. Section 1.01.6 of the Loan Agreement is amended by changing the date "December 22, 2001" to "March 15, 2002."

                  E. Section 1.02.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Commitment. Subject to the following terms and conditions, Bank agrees to make a loan to Borrower (the "Term Loan") in the maximum aggregate amount of $2,000,000, the proceeds of which shall be used for general corporate purposes.



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                  Borrower acknowledges that the Term Loan has been fully
                  advanced, and that the Bank has no obligation to advance any additional amount under the Term Loan."

                  F. Section 1.02.3 of the Loan Agreement is amended by deleting the last sentence thereof and replacing it with the following:

                  "Borrower will pay all accrued interest on March 31, 2001. Commencing on April 1, 2001, accrued interest shall be due and payable (i) on the last day of each calendar month, (ii) at final maturity of the Term Loan, and (iii) on demand after such maturity."

                  G. Section 1.02.4 of the Loan Agreement is amended by deleting the first sentence thereof and replacing it with the following:

                  "Borrower agrees to repay the Term Loan made hereunder in monthly payments in the amount of $35,000, each due on the last day of each calendar month, commencing March 31, 2001, and the final installment of all unpaid principal and accrued interest due and payable in full at the final maturity of the Term Loan, which will be March 15, 2002, subject to acceleration upon the occurrence of an Event of Default."

                  H. The following is added as section 1.03.3 of the Loan
                  Agreement:

                  "1.03.3 Direct Debit. Borrower authorizes Bank to debit its account number 103656099183 with the Bank for all sums due under the Term Note and the Revolving Note."

                  I. Section 5.09 is deleted in its entirety and replaced with the following:

                  "5.09 Financial Condition. Maintain the financial condition of Borrower, determined in accordance with GAAP, so that it meets the following requirements all determined on a quarterly basis as of the end of each fiscal quarter and, where indicated, for the preceding or trailing 12 month period (the "TTMP"):

                           (a) Commencing with the quarter ending December 31, 2000 and thereafter:

                                    i.       Borrower's Tangible Net Worth will
                                             be not less than $3,400,000 as of
                                             the end of each fiscal quarter; and

                                    ii.      Borrower's ratio of Free Cash Flow
                                             to Debt Service will be not less
                                             than 1.1:1 for the TTMP.



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                           (b)      Commencing with the quarter ending December
                                    31, 2000 and continuing through the quarter ending June 30, 2001:

                                    i.       Borrower's EBITDA will not be less
                                             than $350,000 at 3/31/01 and
                                             6/30/01.

                           (c) Commencing with the quarter ending June 30, 2001 and continuing through the quarter ending March 31, 2002:

                                    i.       Borrower's EBITDA will not be less
                                             than $400,000 at 9/30/01, 12/31/01
                                             and 3/31/02.

                           For purposes hereof, "Free Cash Flow" means EBITDA less cash taxes, cash capital expenditures and cash dividends; "Debt Service" means interest expense plus all mandatory principal payments on Debt; and "Tangible Net Worth" means stockholders' equity less intangible assets."

         6. Limited Waiver. Subject to the Borrower's agreement hereto, Bank hereby waives any default which has occurred by reason of Borrower's failure to comply with the covenants set forth in section 5.09 of the Loan Agreement as of December 31, 2000.

         7. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first above written when the Bank shall have received and, as applicable, executed each of the following: (i) an original of this Amendment, duly executed by the Borrower; (ii) an extension fee equal to $5,000; (iii) attorneys' fees incurred by Bank equal to $750.00; and (iv) such additional information or documentation as the Bank may require. If the Bank has not received all of the foregoing on or before February 9, 2001, then the Bank's offer to make the agreements set forth herein may be terminated, at the Bank's option, by giving notice to the Borrower.

         8. General Release. Borrower, for and on behalf of itself and its legal representatives, heirs, successors and assigns, does hereby waive, release, relinquish and forever discharge Bank and its past and present directors, officers, agents, employees, parents, subsidiaries, affiliates, insurers, attorneys, representatives and assigns, and each and all thereof (collectively, the "Released Parties"), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies, and the execution of whatsoever kind, nature and /or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which Borrower, or its legal representatives, heirs, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, this Amendment and any other instruments and agreements executed by Borrower in connection herewith, arising on or before the date hereof.



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         9. Effect of Amendment; Representations and Warranties; Nonwaiver. Bank
and Borrower agree that the Term Note, the Revolving Note and the Loan
Agreement, all as amended by this Amendment, and the Security Documents remain in full force and effect. Borrower represents and warrants that its has the power and legal right and authority to enter into this Amendment, and that neither this Amendment, nor the agreements contained herein, contravene or constitute a default under any agreement, instrument or indenture to which Borrower is a party or signatory, or, to the best knowledge of Borrower, any other agreement or requirement of law. Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment, or the performance of its obligations herein described.

         10. Ratification of Notes, Loan Agreement and Security Documents. All of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations under the Revolving Note, the Term Note, the Loan Agreement, all as amended and supplemented by this Amendment, and the Security Documents are hereby ratified and affirmed in all respects by Borrower. Borrower further represents and warrants that the Security Documents continue to secure the obligations of Borrower under the Revolving Note, the Term Note, the Loan Agreement, all as amended and supplemented by this Amendment.

         11. Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Security Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Bank may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Security Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Security Documents; (c) to grant the Bank, to secure the Notes, a perfected lien in any intellectual property or other assets owned by the Borrower; and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Bank the rights granted now or hereafter intended to be granted to Bank under any Security Document or under any other instrument executed in connection with any Security Document or that the Borrower may be or become bound to convey, mortgage or assign to Bank in order to carry out the intention or facilitate the performance of the provisions of any Security Document. The Borrower shall furnish evidence satisfactory to Bank of every such recording, filing or registration.

         12. Merger and Integration, Superseding Effect. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and has merged into it all prior and written agreements in the same subjects by and between the parties hereto with the effect that this Amendment shall control.



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         13. Counterparts. This Amendment may be executed in different counterparts with the same effect as if the signatures thereon were in the same instrument, and will be effective upon delivery of all such counterparts to Bank.

         14. Governing Law. THE LAWS OF THE STATE OF COLORADO GOVERN THIS AMENDMENT.

         15. Advice of Counsel. Borrower acknowledges and agrees that it has received the advice of independent counsel selected by it, or the opportunity to obtain such advice, before entering into this Amendment and any other instruments and agreements executed by Borrower in connection herewith, and has not relied upon Bank or any of its officers, directors, employees, agents or attorneys concerning any aspect of the transactions contemplated by this Amendment or any of the other said instruments and agreements.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date and year first above written.

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By /s/ DANIEL J. FALSTAD
                                         ---------------------------------------
                                         Daniel J. Falstad, Vice President

                                       QUALMARK CORPORATION


                                       By /s/ CHARLES D. JOHNSTON
                                         ---------------------------------------
                                         Charles D. Johnston President/CEO
                                         ---------------------------------------
                                         (Print Name and Title)


STATE OF          )
         --------
                  ) ss.
COUNTY OF         )
          -------

         The foregoing instrument was acknowledged before me this ___ day of February, 2001, by _________________________, the _________________________ of
Qualmark Corporation, a Colorado corporation, on behalf of the corporation.


                                              ----------------------------------
                                              Notary Public



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